                                                               Exhibit 23.1





                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in Registration Statements No. 33-42091, No. 33-72876 and No. 33-86214 on Form S-3 and Registration Statements No. 33-86872, No. 333-08699 and 333-71429 on Form S-8 of HealthCare Integrated Services, Inc. (the "Company") of our report dated April 4, 2001, appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2000.



/s/Deloitte & Touche LLP
------------------------
DELOITTE & TOUCHE LLP


New York, New York
April 4, 2001